Exhibit 10.39

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment”) is entered into as of the 22nd day of June, 2006 (the “Effective Date”) by and between ARRAY BIOPHARMA INC., a Delaware corporation (“Assignor”) and BIOMED REALTY, L.P., a Maryland limited partnership (“Assignee”).

RECITALS

A.            WHEREAS, 3200 Walnut LL, LLC, a Delaware limited liability company (the “Boulder Seller”), and Assignor will enter into that certain Option Agreement (the “Boulder Option Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the Boulder Seller granted Assignor the option to purchase that certain real property located at 1885 33rd Street, 1825 33rd Street, 1865 33rd Street, and 3200 Walnut Street, Boulder, Colorado (the “Boulder Option”), as more particularly described in Exhibit A to the Boulder Option Agreement (the “Boulder Property”).

B.            WHEREAS, the Boulder Seller and Amgen Inc., a Delaware corporation (“Amgen”), entered into that certain Lease dated May 13, 1999 (as amended, the “Existing Boulder Lease”), pursuant to which Amgen leased the Boulder Property on the terms and conditions set forth in the Existing Boulder Lease.  In connection therewith, Amgen and Assignor entered into that certain Lease dated July 17, 1998 (as amended, the “Existing Boulder Sublease”), pursuant to which Assignor subleased the Boulder Property on the terms and conditions contained in the Existing Boulder Sublease.

C.            WHEREAS, Assignor and Circle Capital Longmont LLC, a Delaware limited liability company (“Longmont Seller”), have previously entered into that certain Lease Agreement, dated as of February 28, 2000, as amended by: (a) Addendum to Lease Agreement No. 1 dated May 24, 2001, (b) Addendum to Lease Agreement No. 2 dated February 11, 2002, (c) Addendum to Lease Agreement No. 3 dated November 30, 2004, (d) Addendum No. 4 to Lease Agreement dated as of August 4, 2005, (e) Addendum No. 5 to Lease Agreement dated as of November 30, 2006, (f) Addendum No. 6 to Lease Agreement dated as of December 22, 2005, (g) Addendum No. 7 to Lease Agreement dated as of February 28, 2006, and (h) Addendum No. 8 to Lease Agreement dated as of March 1, 2006 (as amended, the “Existing Longmont Lease” and, collectively with the Existing Boulder Lease and Existing Boulder Sublease, the “Existing Leases”), a copy of which is attached hereto as Exhibit B, pursuant to which: (i) Assignor leased that certain real property located at 2600 and 2620 Trade Centre Avenue, Longmont, Colorado, as more particularly described in Exhibit A to the Existing Longmont Lease (the “Longmont Property” and, together with the Boulder Property, the “Properties”), and (ii) the Longmont Seller granted Assignor the option to purchase the Longmont Property on the terms and conditions set forth in the Existing Longmont Lease (the “Longmont Option”).

D.            WHEREAS, in accordance with the terms and conditions of the Boulder Option Agreement and the Existing Longmont Lease, Assignee has the right to assign its interests in the Boulder Option Agreement and the Longmont Option to Assignee.

E.             WHEREAS, Assignor desires to assign and Assignee desires to assume all of Assignor’s rights and obligations with respect to the Boulder Option Agreement and the Longmont Option on the terms and conditions set forth herein.

ASSIGNMENT

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned hereby agree as follows:

1.     Assignment.  Subject to the terms and conditions hereof, Assignor agrees to assign, transfer and convey to Assignee all of Assignor’s right, title and interest in and to the Boulder Option Agreement and the Longmont Option.

2.     Assumption.  Subject to the terms and conditions hereof, Assignee agrees to accept said assignment, and assume and agree to satisfy all of Assignor’s obligations with respect to the Boulder Option Agreement and Longmont Option.

3.     Purchase Price.  The total purchase price to be paid to Assignor by Assignee:  (i) for the Boulder Option shall be Sixteen Million Four Hundred Ninety-Five Thousand Two Hundred Dollars ($16,495,200) (the “Boulder Purchase Price”), and (ii) for the Longmont Option shall be Thirteen Million Nine Hundred Eighty-Six Thousand Two Hundred Thirty-Eight Dollars ($13,986,238) (the “Longmont Purchase Price” and, together with the Boulder Purchase Price, the “Purchase Price”).  The Purchase Price, as adjusted for prorations, deposits and other adjustments as provided herein, shall be paid to LandAmerica Commercial Services, 750 B. Street, Suite 3000, San Diego, California 92101, Attn: Katherine I. Leicht (the “Escrow Agent”) by wire transfer of immediately available funds or in cash.

4.     Purchase Price Prepayments/Deposit of Earnest Money.

(a)           Within three (3) business days (as defined below) following the Effective Date, Assignee shall pay to Assignor (i) $25,000 which shall be credited against the Boulder Purchase Price at the Boulder Closing (the “Boulder Prepayment”) and (ii) $25,000 which shall be credited against the Longmont Purchase Price at the Longmont Closing (the “Longmont Prepayment”).

(b)           Within three (3) business days (in this Assignment, a business day shall mean any day of the year other than any Saturday or Sunday or any other day on which banks located in Boulder, Colorado generally are closed for business) after the Effective Date, Assignee shall deposit: (i) $225,000 in cash applicable towards the Boulder Purchase Price (such amount, including any interest earned thereon, the “Boulder Deposit”), and (ii) $225,000 in cash applicable towards the Longmont Purchase Price (such amount, including any interest earned thereon, the “Longmont Deposit” and, together with the Boulder Deposit, the “Earnest Money”) with the Escrow Agent.  The Escrow Agent shall hold and disburse the Earnest Money in accordance with the escrow provisions in Exhibit C.  Assignor shall not deliver any instruction to the Escrow Agent calling for disbursement of the Earnest Money to Assignor except following the occurrence of Assignee’s default hereunder and the expiration of any applicable cure period or as otherwise expressly provided in this Assignment, and Assignor further agrees to provide Assignee with a copy of such instruction concurrently with the delivery thereof to the Escrow Agent.  Provided such supplemental escrow instructions are not in conflict with this Assignment as it may be amended in writing from time to time, Assignor and Assignee agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Assignment.

5.     Closing Date.  The “Closing Date” shall mean: (a) with respect to the Boulder Property, July 7, 2006, or such earlier date as mutually agreed to by the parties (the (“Boulder Closing Date”), and (b) with respect to the Longmont Property, the date that is sixty days after Longmont Seller’s receipt of notice of exercise of the Longmont Option, or such earlier date as mutually agreed to by the parties (the “Longmont Closing Date”); provided, however, Assignee shall have the right to extend the respective Closing Date for up to seven (7) business days, by delivering to Assignor and Escrow Agent, at least five (5) business days prior to the expiration of the scheduled Closing Date, a written election to such effect setting forth the new Closing Date

6.     Ongoing Operations.  During the pendency of this Assignment:

(a)           Preservation of Business.  Assignor shall cause the Properties to be operated only in the ordinary and usual course of business and consistent with past practice, shall, subject to reasonable wear and tear, preserve intact the Properties, preserve the good will and advantageous relationships of Assignor with customers, suppliers, independent contractors, employees and other persons or entities material to the operation of its business, shall perform its obligations under the Existing Boulder Sublease, the Existing Longmont Lease and all other agreements affecting either Property and shall not take any action or omission which would cause any of the representations or warranties of Assignor contained herein to become inaccurate or any of the covenants of Assignor to be breached.

(b)           Maintenance of Insurance.  Assignor shall continue to carry its existing insurance through the respective Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

(c)           New Contracts.  Without Assignee’s prior written consent in each instance, which will not be unreasonably withheld or delayed, Assignor will not enter into or amend, terminate, waive any default under, or grant concessions regarding any contract or agreement that will be an obligation affecting the Properties or binding on Assignee after the respective Closing.

(d)           Leasing Arrangements.  At Assignor’s sole cost and expense, Assignor and Assignee shall use their commercially reasonable efforts to negotiate with Amgen the termination, at the Boulder Closing, of the Existing Boulder Lease and the Existing Boulder Sublease.  In the event Amgen fails or refuses to terminate the Existing Boulder Lease and the Existing Boulder Sublease, Array shall cooperate with Assignee in, at the election of Assignee: (i) modifying the terms of such lease to a form acceptable to Assignee, in its sole and absolute discretion or, (ii) entering into a new sublease on the terms and conditions set forth in the Boulder Lease.  Assignor will not enter into any other lease, sublease of space or other occupancy agreement affecting the Properties, or amend, terminate, waive any default under, grant concessions regarding, or incur any obligation for leasing commissions or otherwise in connection with any of the Existing Leases, or any other agreement without Assignee’s prior written consent in each instance.

(e)           Maintenance of Permits.  Assignor shall maintain in existence all licenses, permits and approvals, if any, in its name necessary or reasonably appropriate to the operation or improvement of the Properties.

(f)            Property Information. Assignor has made available to Assignee at each Property or at Assignor’s office, the information and documents set forth on Exhibit D attached hereto (the “Property Information”) for each Property to the extent such Property Information was in Assignor’s possession.  Assignor agrees to cooperate with Assignee and make copies, at Assignor’s expense, of such documentation as Assignee may request during the course of Assignee’s review of the Property Information.  Assignor shall have the continuing obligation during the pendency of this Assignment to provide Assignee with any document described above and coming into Assignor’s possession or produced by or for Assignor after the initial delivery of the Property Information.

7.     Conditions Precedent.

7.1           Conditions to Assignor’s Obligation to Close.  In addition to all other conditions set forth herein, the obligation of Assignor to close the transactions with respect to the respective Property shall be contingent upon the following:

(a)   Representations.  Assignee’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Assignment and the respective Closing Date; and

(b)   Performance.  As of the respective Closing Date, Assignee shall have performed its obligations hereunder in all material respects and all deliveries to be made by Assignee at such Closing have been tendered.

7.2           Conditions to Assignee’s Obligation to Close.  In addition to all other conditions set forth herein, the obligation of Assignee to close the transactions with respect to the respective Property shall be contingent upon the following:

(a)   Representations.  Assignor’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Assignment and the respective Closing Date;

(b)   Performance.  As of the respective Closing Date, Assignor shall have performed its obligations hereunder in all material respects and all deliveries to be made by Assignor at such Closing have been tendered;

(c)   Default.  As of the respective Closing Date, Assignor shall not be in default under this Assignment, any Existing Lease or any other agreement to be assigned to, or obligation to be assumed by, Assignee under this Assignment;

(d)   Physical Condition.  The physical condition of the respective Property shall be substantially the same on the respective Closing Date as on the Effective Date, reasonable wear and tear excepted;

(e)   Lease Condition.

(i)            As of the Longmont Closing Date, (1) Assignee and Assignor shall have executed a lease agreement with respect to the Longmont Property (the “Longmont Lease”), (2) Assignor shall be the sole tenant with respect to the Longmont Property, and (3) Assignee shall have received assurances acceptable to Assignee that on the consummation of the Longmont Closing, the Existing Longmont Lease and all other leases, subleases or other occupancy agreements affecting any portion of the Longmont Property, other than the Longmont Lease, shall have been terminated; and

(ii)           As of the Boulder Closing Date, (1) Assignee and Assignor shall have executed a lease agreement with respect to the Boulder Property (the “Boulder Lease” and, together with the Longmont Lease, the “Subject Leases”), (2) Assignor shall be the sole tenant with respect to the Boulder Property (other than AlphaSniffer pursuant to a month to month sublease between Assignor and AlphaSniffer and, in the event Amgen fails to terminate the Existing Boulder Lease pursuant to Section 6(d) hereof, Amgen, pursuant to the Existing Boulder Lease), and (3) Assignee shall have received assurances acceptable to Assignee that on the consummation of the Boulder Closing, the Existing Boulder Lease and Existing Boulder Sublease and all other leases, subleases or other occupancy agreements affecting any portion of the Boulder Property, other than the Boulder Lease, a month-to-month sublease with AlphaSniffer and, in the event Amgen fails to terminate the Existing Boulder Lease pursuant to Section 6(d) hereof, the Existing Boulder Lease, shall have been terminated;

(f)    Financial Condition.  The financial condition of Assignor on the respective Closing Date shall be substantially the same as the financial condition on the Effective Date;

(g)   Bankruptcy.  No proceeding has been commenced against Assignor under the federal Bankruptcy Code or any state law for relief of debtors;

(h)   Moratorium.  No moratorium, statute or regulation of any governmental agency or order or ruling of any court has been enacted, adopted, or issued which would adversely affect Assignee’s use or development of the Properties; and

(i)    Purchase Agreement.

(i)            Longmont Purchase Agreement.  As of the Longmont Closing Date, each of the conditions precedent set forth in Section 5.2 of that certain Purchase and Sale Agreement to be entered into between Assignor and the Longmont Seller (the “Longmont Purchase Agreement”) shall have been satisfied, the Assignor shall have assigned its interest in the Longmont Purchase Agreement to Assignee, and the Longmont Seller is prepared to convey its fee interest in the Longmont Property  to Assignee pursuant to the Longmont Purchase Agreement; and

(ii)           Boulder Purchase Agreement.  As of the Boulder Closing Date, each of the conditions precedent set forth in Section 4.5 of that certain Purchase and Sale Agreement, attached as an Exhibit to the Boulder Option Agreement and to be entered into between Assignee and the Boulder Seller (the “Boulder Purchase Agreement”), shall have been satisfied, and the Boulder Seller is prepared to convey its fee interest in the Boulder Property  to Assignee pursuant to the Boulder Purchase Agreement.

7.3           Failure of Condition Precedent.  So long as a party is not in default beyond applicable notice and cure periods hereunder, if any condition to such party’s obligation to proceed with the respective Closing hereunder has not been satisfied as of the respective Closing Date or other applicable date and such condition is not cured within five (5) days after receipt of notice of default from the non-defaulting party; such non-defaulting party may, in its sole discretion, either (i) terminate this Assignment with respect to such Property by delivering written notice to the other party on or before such Closing Date and the Longmont Deposit or the Boulder Deposit, as applicable, shall be returned to Assignee, or (ii) elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition.

8.     Defaults and Remedies.

8.1           Assignee’s Defaults; Assignor’s Remedies.

(a)   In the event of a breach by Assignee of its obligations under this Assignment to effect the respective Closing, which breach is not cured within five (5) days after Assignee’s receipt of notice of default from Assignor (provided that no such cure period shall extend the respective Closing Date or apply for a breach of the obligation to close by the respective Closing Date) and Assignor is willing, ready and able to perform its obligations hereunder, Assignor’s sole remedy shall be to terminate this Assignment and receive and retain all Earnest Money and any earnings thereon as liquidated damages, not as a penalty. ASSIGNOR AND ASSIGNEE AGREE THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO QUANTIFY THE ACTUAL DAMAGES TO ASSIGNOR IN THE EVENT OF A BREACH BY ASSIGNEE, THAT THE AMOUNT OF ALL EARNEST MONEY IS A REASONABLE ESTIMATE OF SUCH ACTUAL DAMAGES, AND THAT ASSIGNOR’S EXCLUSIVE REMEDY IN THE EVENT OF A BREACH BY ASSIGNEE SHALL BE TO RETAIN ALL EARNEST MONEY AND ANY EARNINGS THEREON AS LIQUIDATED DAMAGES.

Initials of Assignor	Initials of Assignee

(b)              After the respective Closing, in the event of a breach by Assignee of its obligations under this Assignment that survive such Closing, Assignor may exercise any rights and remedies available at law or in equity.

8.2           Assignor’s Defaults; Assignee’s Remedies.

(a)              In the event of a breach by Assignor of its obligations under this Assignment, which breach is not cured within five (5) days after Assignor’s receipt of notice of default from Assignee (provided that no such cure period shall extend the respective

Closing Date or apply for a breach of the obligation to close by such Closing Date), Assignee may elect one of the following two remedies: (a) terminate this Assignment and receive: (i) a refund of the Earnest Money and any earnings thereon, plus (ii) reimbursement from Assignor for Assignee’s reasonable out of pocket costs incurred in connection with the negotiation of this Assignment, Assignee’s diligence with respect to the Properties, and Assignee’s actions in furtherance of the transactions contemplated by this Assignment (provided that said sum recoverable as reimbursement shall not exceed one-hundred thousand dollars ($100,000)); or (b) enforce specific performance of this Assignment against Assignor, including the right to recover reasonable attorneys’ fees. ASSIGNEE AND ASSIGNOR AGREE THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO QUANTIFY THE ACTUAL DAMAGES TO ASSIGNEE IN THE EVENT OF A BREACH BY ASSIGNOR, THAT THE AMOUNT OF ALL EARNEST MONEY IS A REASONABLE ESTIMATE OF SUCH ACTUAL DAMAGES, AND THAT IN THE EVENT ASSIGNEE SELECTS TO ENFORCE ITS REMEDIES UNDER (A) ABOVE, ASSIGNEE SHALL RECEIVE A REFUND OF ALL EARNEST MONEY AND ANY EARNINGS THEREON AND ASSIGNEE’S OUT OF POCKET COSTS.

Initials of Assignor	Initials of Assignee

(b)              After the respective Closing, in the event of a breach by Assignor of its obligations under this Assignment that survive such Closing, Assignee may exercise any rights and remedies available at law or in equity.

9.     Closing.  The consummation of the transactions contemplated herein (the “Closing”) shall occur as follows:

9.1           Boulder Closing.  The consummation of the transaction contemplated herein with respect to the Boulder Option (the “Boulder Closing”) shall occur on the Boulder Closing Date at the offices of the Escrow Agent.  Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Assignee and Assignor.  Upon satisfaction or completion of all closing conditions and deliveries, Escrow Agent shall immediately deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Assignor and Assignee.  Provided such supplemental escrow instructions are not in conflict with this Assignment as it may be amended in writing from time to time, Assignor and Assignee agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Assignment.  The parties understand that the Boulder Closing shall occur with the Escrow Agent in Boulder, Colorado requiring that all necessary deliveries to escrow must be completed by 11:00 a.m. on the Boulder Closing Date.

(a)     Assignor’s Deliveries in Escrow.  On or before 11:00 a.m. on the Boulder Closing Date, Assignor shall deliver in escrow to the Escrow Agent the following:

(i)            Assignment of Boulder Option Agreement.  The Assignment of the Boulder Option Agreement, in the form attached hereto as Exhibit E, executed by Assignor and the Boulder Seller;

(ii)           Boulder Lease.  The Boulder Lease, substantially in the form of Exhibit F, executed by Assignor and Assignee;

(iii)          Terminations.  Terminations of the Existing Boulder Lease and the Existing Boulder Sublease;

(iv)          Authority.  Evidence of the existence, organization and authority of Assignor and of the authority of the persons executing documents on behalf of Assignor required by and reasonably satisfactory to the Escrow Agent and the Title Company; and

(v)           Other Deliveries.  Any other closing deliveries required to be made by or on behalf of Assignor hereunder or reasonably required to effect the Boulder Closing of this transaction consistent with this Assignment.

(b)   Assignee’s Deliveries in Escrow.  On or before 11:00 a.m. on the Boulder Closing Date, Assignee shall deliver in escrow to the Escrow Agent the following:

(i)            Purchase Price.  The Boulder Purchase Price, less the Boulder Deposit and the Boulder Prepayment that is applied to the Purchase Price plus or minus applicable prorations, deposited by Assignee with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent’s escrow account;

(ii)           Assignment of Boulder Option Agreement.  The Assignment of the Boulder Option Agreement, in the form attached hereto as Exhibit E, executed and acknowledged by Assignee;

(iii)          Boulder Lease.  The Boulder Lease, substantially in the form of Exhibit F, executed by Assignee; and

(iv)          Other Deliveries.  Any closing deliveries required to be made by or on behalf of Assignee hereunder or reasonably required to effect the Boulder Closing of this transaction consistent with this Assignment.

9.2  Longmont Closing.  The consummation of the transaction contemplated herein with respect to the Longmont Option (the “Longmont Closing”) shall occur on the Longmont Closing Date at the offices of the Escrow Agent.  Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Assignee and Assignor.  Upon satisfaction or completion of all closing conditions and deliveries, Escrow Agent shall immediately deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Assignor and Assignee.  Provided such supplemental escrow instructions are not in conflict with this Assignment as it may be amended in writing from time to time, Assignor and Assignee agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Assignment.  The parties understand that the Longmont Closing shall occur with the Escrow Agent in Boulder, Colorado requiring that all necessary deliveries to escrow must be completed by 11:00 a.m. on the Longmont Closing Date.

(a)     Assignor’s Deliveries in Escrow.  On or before 11:00 a.m. on the Longmont Closing Date, Assignor shall deliver in escrow to the Escrow Agent the following:

(i)            Assignment of Longmont Purchase Agreement.  The Assignment of the Longmont Purchase Agreement, in the form attached hereto as Exhibit G, executed and acknowledged by Assignor and the Longmont Seller;

(ii)           Assignment of Longmont Option.  The Assignment of the Longmont Option, in the form attached hereto as Exhibit H, executed and acknowledged by Assignor and the Longmont Seller;

(iii)          Longmont Lease.  The Longmont Lease, substantially in the form of Exhibit I, executed by Assignor and Assignee;

(iv)          Terminations.  Terminations of the Existing Longmont Lease;

(v)           Authority.  Evidence of the existence, organization and authority of Assignor and of the authority of the persons executing documents on behalf of Assignor required by and reasonably satisfactory to the Escrow Agent and the Title Company; and

(vi)          Other Deliveries.  Any other closing deliveries required to be made by or on behalf of Assignor hereunder or reasonably required to effect the Longmont Closing of this transaction consistent with this Assignment.

(b)   Assignee’s Deliveries in Escrow.  On or before 9:00 a.m. on the Longmont Closing Date, Assignee shall deliver in escrow to the Escrow Agent the following:

(i)            Purchase Price.  The Longmont Purchase Price, less the Longmont Deposit and the Longmont Prepayment that is applied to the Purchase Price plus or minus applicable prorations, deposited by Assignee with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent’s escrow account;

(ii)           Assignment of Longmont Purchase Agreement.  The Assignment of the Longmont Purchase Agreement, in the form attached hereto as Exhibit G, executed and acknowledged by Assignee;

(iii)          Assignment of Longmont Option.  The Assignment of the Longmont Option, in the form attached hereto as Exhibit H, executed and acknowledged by Assignee;

(iv)          Longmont Lease.  The Longmont Lease, substantially in the form of Exhibit I, executed by Assignee; and

(v)           Other Deliveries.  Any other closing deliveries required to be made by or on behalf of Assignee hereunder or reasonably required to effect the Longmont Closing of this transaction consistent with this Assignment.

9.3           Closing Statements/Closing Costs.

(a)   Assignor and Assignee shall deposit with the Escrow Agent executed closing statements consistent with this Assignment in the form required by the Escrow Agent.

(b)   Assignee and the Boulder Seller or the Longmont Seller, as applicable, shall each pay one-half (1/2) of the Closing Costs pursuant to the applicable Purchase Agreement; provided, however, (i) Assignor shall be required to pay the costs of any unamortized tenant improvements and leasing commissions, as required by Section 12(c)(4) of Addendum No. 4 to the Existing Longmont Lease (“Addendum #4), and Assignee shall be entitled to any credit, to be applied towards the Longmont Purchase Price, under Section 12(c)(4) of Addendum #4 relating to savings realized by the Longmont Seller on brokers’ commissions relating to the purchase of the Longmont Property; provided further, in the event Assignee is responsible for: (i) more than 50% of the Closing Costs for the Boulder Property and the Longmont Property under the applicable Purchase Agreement, Assignor shall reimburse Assignee for one-half of such excess amount paid by Assignee; or (ii) less than 50% of the Closing Costs for the Boulder Property and the Longmont Property under the applicable Purchase Agreement, Assignee shall pay Assignor one-half of the difference between the Closing Costs paid by Assignee and 50% of the overall Closing Costs.  For purposes of this Section, “Closing Costs” shall mean the aggregate costs and expenses of the Longmont Closing and the Boulder Closing attributable to an updated survey, an owner’s title policy, title endorsements, transfer fees and taxes (excluding sales tax on personal property), recording fees, title company escrow fees and closing fees.

10.      Prorations and Adjustments.

10.1         Prorations.  The following shall apply with respect to each Closing: at least five (5) days prior to the respective Closing Date, Assignor shall provide to Assignee such information and verification reasonably necessary to support the prorations and adjustments under this Section 10.  To the extent Assignor pays such operating expenses, assessments, charges under contracts and utility charges with respect to such Property pursuant to an Existing Lease, Assignor shall continue to be responsible for such charges pursuant to the terms and provisions of the Existing Leases.  All other assessments, charges under contracts and utility charges with respect to such Property shall be prorated between Assignor and Assignee, based on the actual number of days in the applicable period, as of the close of the day immediately preceding such Closing Date, with Assignor bearing all such items to the extent attributable to the period prior to such Closing Date and Assignee bearing all such items to the extent attributable the period commencing on such Closing Date.  Notwithstanding the foregoing, Assignor shall be solely responsible for all costs and expenses of any kind under any of the Existing Leases.  In the event Assignor has any questions or concerns regarding prorations or other expenses under the Existing Leases, Assignor shall contact and negotiate directly with the Boulder Seller or the Longmont Seller, as applicable.  Notwithstanding the foregoing, in the event Assignee receives a credit from the Longmont Seller or the Boulder Seller, as applicable, for any base rent or additional rent under the Existing Longmont Lease or the Existing Boulder Sublease, as applicable, that was paid by Assignor before the respective Closing Date and applies to any period after such Closing Date (the “Prepaid Rent”), Assignor shall receive a credit for such Prepaid Rent on the respective Closing Date.

10.2         Sales Commissions.  In the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Assignment or the transactions contemplated hereby, each party shall indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

10.3         Pre-Closing Expenses.  Except as otherwise specifically provided in this Assignment or in any other written agreement that may be entered into between Assignor and Assignee, Assignor has paid or will pay in full, prior to the respective Closing (or promptly following receipt of a bill therefor if not received by such Closing), all bills and invoices for labor, goods, material and services of any kind relating to the Properties and utility charges (except if and to the extent such utility charges are billed directly to tenants), relating to the period prior to such Closing.

10.4         Leasing Cost.  At the Longmont Closing, Assignee will pay the Longmont Seller, in addition to the Longmont Purchase Price, an additional amount equal to the unamortized component of any tenant improvements or lease commission costs incurred by Seller for leasing the Longmont Property to Assignor (the “Leasing Cost”).  The Leasing Cost is anticipated to be approximately $231,587.63.  Assignor hereby agrees to reimburse Assignee the Leasing Cost.  Therefore, at the Longmont Closing, Assignee shall receive a credit from Assignor for the total amount of the Leasing Cost.

11.      Representations and Warranties.

11.1         Assignor’s Representations and Warranties.  As a material inducement to Assignee to execute this Assignment and consummate this transaction, Assignor represents and warrants to Assignee that:

(a)   Organization and Authority.  Assignor has been duly organized, is validly existing, and is in good standing as a Delaware corporation.  Assignor is in good standing and is qualified to do business in the state in which the Properties are located.  Assignor has the full right and authority and has obtained any and all consents required to enter into this Assignment and to consummate or cause to be consummated the transactions contemplated hereby.  This Assignment has been, and all of the documents to be delivered by Assignor at the respective Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Assignor, enforceable in accordance with their terms.

(b)   Conflicts and Pending Actions or Proceedings.  There is no agreement to which Assignor is a party or, to Assignor’s knowledge, binding on Assignor or any Property which is in conflict with this Assignment, or which challenges or impairs Assignor’s ability to execute or perform its obligations under this Assignment.  There is not now pending or, to the best of Assignor’s knowledge, threatened, any action, suit or proceeding before any court or governmental agency or body against Assignor that would prevent Assignor from performing its obligations hereunder or against or with respect to the Properties.  No condemnation, eminent domain or similar proceedings are pending or, to Assignor’s knowledge, threatened with regard to the Properties.  Assignor has not received any notice and has no knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Properties.

(c)   Existing Leases.  The Existing Leases are, or at the time they are delivered to Assignee will be, true, correct and complete copies of all of the leases affecting the Properties, including any and all amendments or supplements thereto, and guaranties or other security in connection therewith.  There are no lease or occupancy agreements affecting any portion of the Properties other than the Existing Leases and the AlphaSniffer Lease.  Assignor does not have any defenses or offsets to rent accruing after the respective Closing Date under any of the Existing Leases and no default or breach exists on the part of Assignor.  Assignor has not received any notice of any default or breach on the part of the landlord under any of the Existing Leases, nor, to Assignor’s knowledge, does there exist any such default or breach on the part of the landlord.  All of the landlord’s obligations to construct tenant improvements or reimburse Assignor for tenant improvements under the Existing Leases have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Existing Leases have been paid and performed in full.

(d)   Legal Compliance.  To Assignor’s knowledge, Assignor has all material licenses, permits and certificates necessary for the use and operation of the Properties, including, without limitation, all certificates of occupancy necessary for the lawful occupancy of the Properties.  Assignor has received no written notice that either Property or the use thereof violates any governmental law or regulation or any covenants or restrictions encumbering either Property.  Assignor has not received any written notices of violations or alleged violations of any laws, rules, regulations or codes, including building codes, with respect to the Properties which have not been corrected to the satisfaction of the issuer of the notice.

(e)   Environmental.  Assignor has no knowledge of, and has received no notice of, any violation of Environmental Laws related to the Properties or the presence or release of Hazardous Materials on or from the Properties in violation of Environmental Laws except, (i) with respect to the Longmont Property, as described in the Phase One Environmental Assessment dated June 2, 2006 and, (ii) with respect to the Boulder Property, as described in the Phase One Environmental Site Assessment Updated dated May 30, 2006 (collectively, the “Environmental Assessments”).  Assignor has received written confirmation from Versar that each of the environmental matters disclosed in the Environmental Assessments have been remedied. Neither Assignor nor, to Assignor’s knowledge, any other occupant, has used the Properties or any part thereof for the release, generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws.  There are no underground storage tanks located on the Properties.  The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Assignment, together with their implementing regulations, guidelines, rules or orders as of the date of this Assignment, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.  The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

(f)    Disclosure.  Copies of Property Information delivered to Assignee pursuant to Section 6(f) hereof are or will be true, correct and complete. Assignor has delivered to Assignee all books, notices, documents and agreements pertaining to the Properties that are in Assignor’s possession.  To Assignor’s actual knowledge, the Property Information does not and shall not contain a material misstatement of fact or omit to state a fact necessary in order to make the statements therein not misleading in any material respect.  Assignor is not aware of any current fact or circumstance pertaining to the condition of either Property that (1) has not been disclosed to Assignee, and (2) in Assignor’s reasonable opinion has a material adverse impact on the value of either Property.

(g)       ERISA.  Assignor is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plans.

11.2         Assignee’s Representations and Warranties.  As a material inducement to Assignor to execute this Assignment and consummate this transaction, Assignee represents and warrants to Assignor that:

(a)     Organization and Authority.  Assignee has been duly organized and is validly existing as a Maryland limited partnership, in good standing and will be qualified to do business in the state in which the Properties are located on the respective Closing Date.  This Assignment has been, and all of the documents to be delivered by Assignee at the respective Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Assignee, enforceable in accordance with their terms.

(b)       Conflicts and Pending Action.  There is no agreement to which Assignee is a party or to Assignee’s knowledge binding on Assignee which is in conflict with this Assignment.  There is no action or proceeding pending or, to Assignee’s knowledge, threatened against Assignee which challenges or impairs Assignee’s ability to execute or perform its obligations under this Assignment.

11.3         Survival of Representations and Warranties.  The representations and warranties set forth in this Section 11 are made as of the Effective Date and are remade as of the respective Closing Date, and such representations and warranties (and any representations and warranties in any other documents delivered to Assignee pursuant to the provisions of this Assignment) shall not be deemed to be merged into or waived by the instruments of such Closing, but shall survive such Closing.

12.      Miscellaneous.

12.1.        Parties Bound.  Neither party may assign this Assignment without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Assignee may assign this Assignment without Assignor’s consent to one or more Affiliate (including without limitation BioMed Realty Trust, Inc., BMR-3200 Walnut Street LLC and BMR-Trade Center Avenue LLC).  Subject to the foregoing, this Assignment shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.  For the purposes of this paragraph, the term “Affiliate” means (i) an entity that directly or indirectly controls, is controlled by or is under common control with Assignee, or (ii) a partnership or other entity in which Assignee or an entity described in (i) is a partner or other owner; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

12.2.        Headings.  The article and paragraph headings of this Assignment are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

12.3.        Expenses.  Except as otherwise expressly provided herein, each party hereto shall pay its own expenses incident to this Assignment and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

12.4.        Invalidity and Waiver.  If any portion of this Assignment is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Assignment shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Assignment shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

12.5.        Governing Law.  This Assignment shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Properties are located.

12.6.        Survival.  The provisions of this Assignment and the obligations of the parties not fully performed at the respective Closing shall survive such Closing and shall not be deemed to be merged into or waived by the instruments of such Closing.  Any claim for performance of an obligation after such Closing shall be barred and shall lapse unless a claim is made in writing, with a description of the claim made, on or before the first anniversary of such Closing.

12.7.        No Third Party Beneficiary.  This Assignment is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

12.8.        Entirety and Amendments.  This Assignment embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Properties.  This Assignment may be amended or supplemented only in writing by a non-electronic instrument executed by the party against whom enforcement is sought.  For the avoidance of doubt, copies of signed instruments that are electronically transmitted constitute a writing for this purpose.

12.9.        Time of the Essence.  Time is of the essence in the performance of this Assignment.

12.10.      Time.  All times, whenever specified herein, shall be local time in the state in which the Properties are located.

12.11.      Confidentiality.  Subject to Section 12.12, Assignor agrees to keep all negotiations and the terms of this Assignment confidential, and shall not disclose such terms to any person, without the prior written approval of Assignee.  The foregoing obligations shall survive the termination of this Assignment and the respective Closing.  The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, state or federal securities or environmental laws or regulations, governmental regulatory, disclosure, tax and reporting requirements, or from making disclosures in the ordinary course of its due diligence inspections and contacts with third parties related thereto.

12.12.      Press Release.  Neither Assignor nor Assignee will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Assignment without first obtaining the written consent of the other party except those disclosures that are required by law, including the Securities Act of 1933, or contractual obligation (in which case notice shall be timely provided to the other party of such requirement and disclosure).  The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements, or from making disclosures in the ordinary course of its due diligence inspections and contacts with third parties related thereto.  Notwithstanding the foregoing, any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws.  The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the existence or status of any negotiations unrelated to the tax issues, or (iii) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

12.13.      Attorneys’ Fees.  Should either party employ attorneys to enforce any of the provisions hereof, the non-prevailing party agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith, whether incurred prior to, during or subsequent to any bankruptcy, receivership, reorganization, appellate, or other legal proceeding.

12.14.      Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below.  Any such notices shall be either (i) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (ii) sent by facsimile on a business day, in which case notice shall be deemed delivered upon transmission of such notice with confirmed receipt by the sender’s machine, or (iii) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.  The attorney for a party has the authority to send notices on behalf of such party.

Assignor:	Array BioPharma Inc.
3200 Walnut Street,
Boulder, Colorado, 80301
Attention: John Moore
Facsimile: (303) 386-1290

Assignee	BioMed Realty, L.P.
17140 Bernardo Center Drive, Suite 222
San Diego, CA 92128
Attention: General Counsel
Facsimile: (858) 485-9843

12.15.      Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Assignment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Assignment or any exhibits or amendments hereto.

12.16.      Remedies Cumulative.  Except as expressly provided to the contrary in this Assignment, the remedies provided in this Assignment shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

12.17.      Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Properties are located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein and the time during any day by which an event must occur shall be deemed to end at 5 p.m.

12.18.      Public Company Requirements.  Upon Assignee’s request, for a period of two (2) years after the respective Closing, Assignor shall make any books and records of the Properties remaining in possession of Assignor available to Assignee for inspection, copying and audit by Assignee’s designated accountants, and at Assignee’s expense.  Assignor shall provide Assignee, but without third-party expense to Assignor, with copies of, or access to, such factual information in connection with this Assignment and/or the Properties as may be reasonably requested by Assignee, and in the possession or control of Assignor, to enable Assignee to comply with applicable filing requirements of the Securities and Exchange Commission.  Assignee or its designated independent or other accountants may audit the operating statements of the Properties, and Assignor shall supply such documentation in its possession or control as Assignee or its accountants may reasonably request in order to complete such audit and shall provide to Assignee’s auditors a representation letter from Assignor or its representative reasonably satisfactory to Assignee’s auditors in connection with such audit.

12.19.      Execution in Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement.  To facilitate execution of this Assignment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

12.20.      Further Assurances.  In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by either party at the respective Closing, each party agrees to perform, execute and deliver, on or after such Closing any further actions, documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Assignment or to further perfect the conveyance, transfer and assignment of the Properties to Assignee.

12.21.      Approval.  To the extent any approval or consent shall be required in this Assignment such approval or consent shall not be unreasonably withheld, unless the terms of and conditions of such approval or consent are to the sole discretion of such party.

12.22.      Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.23.      Effective Date.  Notwithstanding anything contained herein to the contrary, this Agreement (and the Exhibits hereto) shall be void and of no force or effect if the Boulder Option Agreement has not been fully executed by Assignor and Boulder Seller on or before June 30, 2006.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first above written.

ASSIGNOR:

ARRAY BIOPHARMA INC.,
a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

BIOMED REALTY, L.P.
a Maryland limited partnership

By:
Name:
Title:

[ASSIGNMENT AGREEMENT SIGNATURE PAGE]

EXHIBIT A

BOULDER OPTION AGREEMENT

(See following attached pages)

EXHIBIT B

EXISTING LONGMONT LEASE

(See following attached pages)

EXHIBIT C

EARNEST MONEY ESCROW PROVISIONS

1.             Investment and Use of Funds.  The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Assignee, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Assignee and Assignor with confirmation of the investments made.  If the respective Closing under this Assignment occurs, the Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Assignor on such Closing Date.

2.             Termination.  Except as otherwise expressly provided herein, upon not less than three (3) business days’ prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said three (3) business day period, deliver to the requesting party and the Escrow Agent a written notice that it disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Assignor and Assignee as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

3.             Interpleader.  Assignor and Assignee mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees.  Assignor or Assignee, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Assignment.

4.             Liability of Escrow Agent.  The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Assignment, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Assignor or Assignee resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties.  Assignor and Assignee shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Assignment or involving negligence on the part of the Escrow Agent.

EXHIBIT D

PROPERTY INFORMATION

(a)           Leases.  Copies of all Existing Leases and license agreements, and any and all subleases currently in effect;

(b)           Tenant Information.  Copies of financial statements of Assignor covering the two years prior to this Assignment to the extent that it is not publicly available, and any information relative to tenant payment history;

(c)           Service Contracts.  A list of and copies of any and all service contracts affecting the Properties;

(d)           Maintenance Records.  All available maintenance work orders for the 12 months preceding this Assignment;

(e)           List of Capital Improvements.  A list of all capital improvements known to Assignor and performed on the Properties prior to the date hereof;

(f)            Reports.  Any environmental, soil, structural engineering, drainage and other physical inspection reports, assessments, audits and surveys related to the Properties;

(g)           Plans and Specifications.  All construction plans and specifications relating to the original development of the Properties, and any major capital repairs or tenant improvements;

(h)           Insurance.  Copies of Assignor’s certificates of insurance for the Properties and any notices received from insurance carriers;

(i)            Proceedings.  Copies of any documents or materials (except for privileged documents) relating to any litigation, investigation, condemnation, or proceeding of any kind pending or threatened affecting any of the Properties or the ability of Assignor to consummate the transaction contemplated by this Assignment;

(j)            Existing Title and Survey Documents.  Copy of existing title insurance policy, any existing surveys of the Properties, zoning letters, studies, subdivision plats, restrictions, any right of way agreements or easement agreements and a copy of the existing mortgage effecting the Properties;

(k)           Architectural and Engineering Records.  Copies of: any and all elevator inspection certificates and reports; physical condition reports; mechanical and electrical inspection reports; geotechnical reports; warranties (roof, mechanical equipment, etc.); building permits and certificates of occupancy; any structural and engineering studies prepared since original construction; ADA surveys and reports; notices of any violations of building or fire codes; maintenance logs for major equipment; and plans for any rooftop antenna installations;

(l)            Property Management Records.  Copies of all notices of default received by or sent to Assignor or contractors within the last 12 months; stored materials inventory; a list of management and engineering personnel charged to the Properties along with allocation percentages; utility bills, real estate tax bills, and personal property bills for prior 36 months; current real estate tax assessment notice; real estate tax assessment appeal history for prior 36 months (proposed vs. actual); current real estate tax invoice receipt; tenant list including names, corporate addresses, billing and mail address, phone numbers and contact person; stacking plans; invoice files (copies of current year’s paid invoices); and current building contacts, including property manager, accountant and lease administrator;

(m)          Land/Development Records.  Copies of: any easements, CCRs or other recorded documents affecting the Properties, and any unrecorded agreements to which Assignee would be subject post-closing; all agreements with or applications to any governmental authority relating to zoning, use, development, subdivision or planning of the Properties; and information relating to the availability and location of utilities;

(n)           Environmental Records.  All Phase One / Phase Two Environmental Assessments for the Properties, asbestos audits of the Properties, environmental reports related to the Properties; and any notices from or to any governmental authority regarding hazardous materials on or relating to the Properties;

(o)           Building Plans.  As-built building plans and specifications in the possession or under the control of Assignor;

(p)           Condition Reports.  Structural, mechanical, ADA, and physical condition reports in the possession or under the control of Assignor; and

(q)           Other.  Copies of any written notices from any governmental agencies or tenants regarding the Properties; any and all appraisals performed with respect to the Properties, and such other documents or materials concerning the Properties as may be reasonably requested by Assignee.

EXHIBIT E

ASSIGNMENT OF BOULDER OPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF OPTION AGREEMENT (this “Assignment”) is made as of June 22, 2006 (the “Effective Date”), by and among Array BioPharma Inc., a Delaware corporation (“Assignor”), and BMR-3200 Walnut Street LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.            WHEREAS, Assignor and 3200 Walnut LL, LLC, a Delaware limited liability company (“Seller”), entered into that certain Option Agreement dated as of June 19, 2006 (the “Boulder Option Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which Seller granted Assignor the option to purchase that certain real property located at 1885 33rd Street, 1825 33rd Street, 1865 33rd Street, and 3200 Walnut Street, Boulder, Colorado (the “Boulder Option”), as more particularly described in Exhibit A to the Boulder Option Agreement (the “Boulder Property”); and

B.            WHEREAS, Assignor desires to assign its interest in the Boulder Option Agreement to Assignee.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.             Defined Terms.  All capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Boulder Option Agreement.

2.             Assignment. Assignor hereby sets over, transfers and assigns unto Assignee all of Assignor’s right, title and interest in and to the Boulder Option Agreement.

3.             Assumption.  In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and, from and after the execution hereof, assumes and agrees to make, observe, keep and perform all of the terms, covenants and conditions to be made, observed, kept and performed by the Assignee under the Boulder Option Agreement, as fully as though Assignee were originally named in the Boulder Option Agreement as the “Optionee”.

4.             Warranty.  Assignor hereby represents and warrants to Assignee that: (a) it has not assigned the Boulder Option Agreement to any other person or entity, and (b) it is not in breach or default of any of its obligations under the Boulder Option Agreement.

5.             Indemnification. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Boulder Option Agreement arising before the Effective Date.  Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignor by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Boulder Option Agreement arising on or after the Effective Date.

6.             Governing Law.  This Assignment shall be governed by the law of the State of Colorado.

7.             Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument executed on the date first set forth.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

ARRAY BIOPHARMA INC.,
a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

BMR-3200 WALNUT STREET LLC,
a Delaware limited liability company

		By:	BIOMED REALTY, L.P., a Maryland limited partnership its sole member

By:
Name:
Title:

CONSENTED TO:

SELLER:

3200 WALNUT LL, LLC,
a Delaware limited liability company

By:	QOL Independent Corp.
Its Managing Member

By:
Name:
Title:

EXHIBIT F

BOULDER LEASE

(See following attached pages)

EXHIBIT G

ASSIGNMENT OF LONGMONT PURCHASE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made as of June [       ], 2006 (the “Effective Date”), by and among Array BioPharma Inc., a Delaware corporation (“Assignor”), BMR-Trade Center Avenue LLC, a Delaware limited liability company (“Assignee”), and Circle Capital Longmont LLC, a Delaware limited liability company (“Seller”).

RECITALS

A.            WHEREAS, pursuant to that certain Purchase and Sale Agreement dated [                             ], 2006  (as amended, the “Purchase Agreement”), by and between Assignor and Seller, Seller agreed to sell to Assignor, and Assignor agreed to purchase from Seller, the real property described in Exhibit “A” attached hereto (the “Land”) and certain improvements located on the Land; and

B.            WHEREAS, Assignor desires to assign its interest in the Purchase Agreement to Assignee.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.             Defined Terms.  All capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Purchase Agreement.

2.             Assignment. Assignor hereby sets over, transfers and assigns unto Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement.

3.             Assumption.  In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and, from and after the execution hereof, assumes and agrees to make, observe, keep and perform all of the terms, covenants and conditions to be made, observed, kept and performed by the Assignee under the Purchase Agreement, as fully as though Assignee were originally named in the Purchase Agreement as the Purchaser.

4.             Warranty.  Assignor hereby represents and warrants to Assignee that: (a) it has not assigned the Purchase Agreement to any other person or entity, and (b) it is not in breach or default of any of its obligations under the Purchase Agreement.

5.             Indemnification. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Purchase Agreement arising before the Effective Date.  Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignor by reason of the failure of

Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Purchase Agreement arising on or after the Effective Date.

6.             Governing Law.  This Assignment shall be governed by the law of the State of Colorado.

7.             Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument executed on the date first set forth.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

ARRAY BIOPHARMA INC.,
a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

BMR-TRADE CENTRE AVENUE LLC,
a Delaware limited liability company

	By:	BIOMED REALTY, L.P., a Maryland limited partnership its sole member

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

SELLER:

CIRCLE CAPITAL LONGMONT LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT H

ASSIGNMENT OF LONGMONT OPTION

This ASSIGNMENT OF LONGMONT OPTION (this “Assignment”) is made as of [                               ], 2006 (the “Effective Date”), by and among Array BioPharma Inc., a Delaware corporation (“Assignor”), BMR-Trade Center Avenue LLC, a Delaware limited liability company (“Assignee”), and Circle Capital Longmont LLC, a Delaware limited liability company (“Seller”).

RECITALS

A.            WHEREAS, Assignor and Seller have previously entered into that certain Lease Agreement, dated as of February 28, 2000, as amended by: (a) Addendum to Lease Agreement No. 1 dated May 24, 2001, (b) Addendum to Lease Agreement No. 2 dated February 11, 2002, (c) Addendum to Lease Agreement No. 3 dated November 30, 2004, (d) Addendum No. 4 to Lease Agreement dated as of August 4, 2005 (the “Addendum No. 4”), (e) Addendum No. 5 to Lease Agreement dated as of November 30, 2006, (f) Addendum No. 6 to Lease Agreement dated as of December 22, 2005, (g) Addendum No. 7 to Lease Agreement dated as of February 28, 2006, and (h) Addendum No. 8 to Lease Agreement dated as of March 1, 2006 (as amended, the “Longmont Lease”), a copy of which is attached hereto as Exhibit A, pursuant to which: (i) Assignor leased that certain real property located at 2600 and 2620 Trade Centre Avenue, Longmont, Colorado, as more particularly described in Exhibit A to the Longmont Lease (the “Longmont Property”), and (ii) Seller granted Assignor the option to purchase the Longmont Property on the terms and conditions set forth in Section 12 of Addendum No. 4 to the Longmont Lease (the “Longmont Option”); and

B.            WHEREAS, Assignor desires to assign its interest in the Longmont Option to Assignee.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.             Defined Terms.  All capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Longmont Lease.

2.             Assignment. Assignor hereby sets over, transfers and assigns unto Assignee all of Assignor’s right, title and interest in and to the Longmont Option.

3.             Assumption.  In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and, from and after the execution hereof, assumes and agrees to make, observe, keep and perform all of the terms, covenants and conditions to be made, observed, kept and performed by the Assignee under Section 12 of Addendum No. 4 to the Longmont Lease, as fully as though Assignee were originally named in the Longmont Lease as the “Tenant”.

4.             Warranty.  Assignor hereby represents and warrants to Assignee that: (a) it has not assigned the Longmont Option to any other person or entity, and (b) it is not in breach or default of any of its obligations under the Longmont Lease.

5.             Indemnification. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Longmont Lease, including any obligations with respect to the Longmont Option arising before the Effective Date.  Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignor by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Longmont Option pursuant to Section 12 of Addendum No. 4 to the Longmont Lease arising on or after the Effective Date.

6.             Governing Law.  This Assignment shall be governed by the law of the State of Colorado.

7.             Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument executed on the date first set forth.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

ARRAY BIOPHARMA INC.,
a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

BMR-TRADE CENTRE AVENUE LLC,
a Delaware limited liability company

	By:	BIOMED REALTY, L.P., a Maryland limited partnership its sole member

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

SELLER:

CIRCLE CAPITAL LONGMONT LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT I

LONGMONT LEASE

(See following attached pages)